Exhibit 11(a)


                            SEWARD & KISSEL LLP
                           ONE BATTERY PARK PLAZA
                          NEW YORK, NEW YORK 10004

                         Telephone: (212) 574-1200
                          Facsimile: 212) 480-8421
                               www.sewkis.com

                                                   July 27, 2001



Alliance Variable Products Series Fund, Inc.
1345 Avenue of the Americas
New York, New York  10105

Ladies and Gentlemen:

          We are counsel to Alliance Variable Products Series Fund, Inc., a Maryland corporation (the "Company"). The opinion set forth below is being rendered in connection with the Company's registration statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), to which this letter is to be included as an exhibit. The Company is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (File No. 811-5398). The Registration Statement pertains to the proposed issuance by the Company of Class A Common Stock and Class B Common Stock, par value $.001 per share, ("Shares") representing interests in the eight portfolios of the Company, the names of which are set forth in the table below (each an "Alliance Variable Fund Portfolio") pursuant to nine Agreements and Plans of Acquisition and Termination, a form of which is included as Appendix A to the Prospectus/Proxy Statement in Part A of the Registration Statement (each an "Agreement and Plan"). When duly executed and delivered by the parties thereto, each Agreement and Plan will provide for the transfer of the assets, subject to the liabilities, of one of nine portfolios (each a "Brinson Portfolio") of Brinson Series Trust, a Massachusetts business trust (the "Trust"), to an Alliance Variable Fund Portfolio in a transaction separate and independent from the eight other transactions to which the Registration Statement pertains, in exchange for Shares of the corresponding Alliance Variable Fund Portfolio, as indicated below:


            Alliance Variable Fund
                  Portfolios               Brinson Portfolios
            ----------------------         -----------------
          U.S. Government/High Grade    High Grade Fixed Income
          Securities Portfolio          Portfolio

          Global Bond Portfolio         Strategic Income Portfolio

          Global Bond Portfolio         Global Income Portfolio

          High Yield Portfolio          High Income Portfolio

          Total Return Portfolio        Balanced Portfolio

          Growth and Income Portfolio   Growth and Income Portfolio

          Growth Portfolio              Growth Portfolio

          Quasar Portfolio              Small Cap Portfolio

          International Portfolio       Global Equity Portfolio


          We have examined the Charter and By-Laws of the Company and a copy of the Registration Statement of which this opinion is to form a part. In addition, we have further relied upon a certificate of an Assistant Secretary of the Company certifying (i) that the form of Agreement and Plan presented to us is in the form approved by the Board of Directors of the Company, (ii) the resolutions of the Board of Directors of the Company relating to such approval and authorizing the issuance of the Shares pursuant thereto and (iii) as to such other matters as we have deemed necessary to render the opinion expressed herein. We have also examined and relied upon such corporate records of the Company and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

          Based on such examination, we are of the opinion and so advise you that the Shares of the Company proposed to be issued in accordance with the terms of each Agreement and Plan, to the extent that the number of Shares of the relevant class or classes of the Alliance Variable Fund Portfolio to be issued by the Company and distributed to shareholders of the Brinson Portfolios, does not exceed the number of authorized and unissued shares of such class or classes of the Alliance Variable Fund Portfolio at the time of their issuance, when so issued, will constitute validly issued shares, fully paid and nonassessable, under the laws of the State of Maryland.

          We do not express an opinion with respect to any laws other than the laws of the State of Maryland applicable to the due authorization, valid issuance and nonassessability of shares of common stock of corporations formed pursuant to the provisions of the Maryland General Corporation Law. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Maryland or any other jurisdiction.

          We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission.

           Please be advised that we are opining as set forth above as members of the bar in the State of New York and the District of Columbia. As to the matters of Maryland law underlying the foregoing opinion, we have relied on the opinion of Venable, Baetjer & Howard, LLP, dated July 27, 2001, a copy of which is to be included in the Registration Statement as an exhibit.

                                                   Very truly yours,

                                                   /s/ SEWARD & KISSEL LLP



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